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                                                                   EXHIBIT 23.01


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated May 12, 2000 on the consolidated financial statements of Paragon Software (Holdings) Limited as at December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 in the Current Report on Form 8-K/A of Phone.com dated March 4, 2000.

                                                   /s/ Ernst & Young

Reading, England
May 12, 2000